EXHIBIT 99.1

INVESTOR RELATIONS CONTACT:                                                                                                          FOR IMMEDIATE RELEASE
Market Makers
Jimmy Caplan
512-329-9505
jcap@austin.rr.com

COMMAND CENTER WILL RESTATE PREVIOUSLY ISSUED FINANCIAL STATEMENTS FOR 2010 AND THE FIRST THREE QUARTERS OF 2011

Restatement Will Not Alter Current Form 10-K Filing for 2011

Post Falls, Idaho April 10, 2012 – Command Center, Inc. (OTCQB: CCNI) (http://www.otcmarkets.com/stock/CCNI/quote), a national provider of on-demand and temporary staffing solutions, today announced that the Company's Audit Committee  in consultation with its outside auditors, concluded that the Company's financial statements for 2010, and the interim periods ended April 1, 2011, July 1, 2011, and September 30, 2011 should no longer be relied upon. The Company will restate the financial statements described above to correct an overstatement of prepaid insurance policy deposits.

The details of the restatement are described in the Form 8-K filed today. According to Glenn Welstad, Command Center’s Chairman and CEO, the restatements were deemed necessary when the company discovered that a material discrepancy existed between premium payments and collateral deposits paid to insurance brokers in 2006-2008 to cover future workers’ compensation claims and the actual amounts received by the insurer, AIG Insurance. “The restatement does not reflect any trends in Command’s business or any current or prospective impact on the company's results of operations; nor does it impact compliance with our debt covenants.

As a result of the restatement, the accumulated deficit for the period ended December 31, 2010 will increase by $716,000 from the reported amount.  The restatement will not affect earnings per share for 2010 but will affect earnings per share for the third quarter of 2011. The earnings per share for the third quarter of 2011 is expected to increase by approximately $0.01.

Mr. Welstad added that these changes are already included in the Form 10-K filed on April 9, 2012 and, consequently, the restatement does not affect the current Form 10-K.

The Company anticipates filing amendments to its Forms 10-Q for the affected quarterly periods to reflect the corrections to its quarterly consolidated financial statements in the near future. The Company's Annual Report on Form 10-K for fiscal 2010 will be revised to reflect these adjustments and contain additional information regarding this matter. The Company has made the necessary changes for 2010 in its Form 10-K filed on April 9, 2012.

 Investors can access the company’s Form 8-K related to this event at www.sec.gov, or by visiting the investor relations section of the Command Center website at www.commandonline.com.

About Command Center, Inc.

The company provides flexible on-demand employment solutions to businesses in the United States, primarily in the areas of light industrial, hospitality and event services, as well as other assignments such as emergency and disaster relief projects. Additional information on Command Center is available at www.commandonline.com. Information on the company’s Bakken Staffing division can be found at www.bakkenstaffing.com.

This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, the severity and duration of the general economic downturn, the availability of worker's compensation insurance coverage, the availability of capital and suitable financing for the Company's activities, the ability to attract, develop and retain qualified store managers and other personnel, product and service demand and acceptance, changes in technology, the impact of competition and pricing, government regulation, and other risks set forth in the Form 10-K filed with the Securities and Exchange Commission on April 9, 2012 and in other statements filed from time to time with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by or on behalf of the Company, are expressly qualified by these cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.